As filed with the Securities and Exchange Commission on March 9, 2004

Registration No. 333-95551

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-0944876
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification number)

P.O. Box 5000, 1495 Steiger Lake Lane
Victoria, MN 55386
(952) 443-2500
(Address and Telephone Number of Principal Executive Offices)

HEI, Inc. 1998 Stock Option Plan
As Amended through February 11, 2004
(Full Title of the Plan)

Copy To:
Mack V. Traynor III	Jean M. Davis, Esq.
Chief Executive Officer and President	Gray, Plant, Mooty, Mooty & Bennett, P.A.
HEI, Inc.	500 IDS Center
P.O. Box 5000, 1495 Steiger Lake Lane	80 South Eighth Street
Victoria, Minnesota 55386	Minneapolis, Minnesota 55402
(952) 443-2500	(612) 632-3000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered(1)	Per Share (2)	Price (2)	Registration Fee
Common Stock, $0.05 par value	350,000	$3.25	$1,137,500	$144.12

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares which may be offered or sold pursuant to the HEI, Inc. 1998 Stock Option Plan, as amended (the “Plan”) as a result of the operation of the provisions in the Plan intended to prevent dilution in the event of stock splits, consolidations or similar changes in capital stock.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act and based upon the average of the high and low sales prices for such common stock on March 2, 2004, as reported on the Nasdaq National Market.

GENERAL INSTRUCTION E INFORMATION
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
ITEM 8. EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Amendment No. 2 to 1998 Stock Option Plan
Opinion and Consent of Gray, Plant, Mooty, Mooty
Consent of KPMG LLP

GENERAL INSTRUCTION E INFORMATION

     HEI, Inc., a Minnesota corporation (the “Company” or the “Registrant”), is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 for the purpose of registering, in accordance with General Instruction E of Form S-8, an additional 350,000 shares of the Company’s common stock, par value $0.05, to be issued under the Company’s 1998 Stock Option Plan, as amended. The contents of the Company’s previously filed Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 27, 2000 (File No. 333-95551), as amended by the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 16, 2002, is hereby incorporated by reference in its entirety, including the exhibits to such Registration Statement, as amended.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

•	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2003, filed with the SEC on December 16, 2003.

•	Our Current Report on Form 8-K, filed with the SEC on September 24, 2003.

•	Our Current Report on Form 8-K, filed with the SEC on October 21, 2003.

•	Our Current Report on Form 8-K, filed with the SEC on October 30, 2003.

•	Our Current Report on Form 8-K, filed with the SEC on December 2, 2003.

•	Our Current Report on Form 8-K, filed with the SEC on December 16, 2003.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2003, filed with the SEC on January 13, 2004.

•	Our Current Report on Form 8-K, filed with the SEC on January 14, 2004.

•	Our Current Report on Form 8-K, filed with the SEC on January 20, 2004.

•	Our Current Report on Form 8-K, filed with the SEC on February 12, 2004.

•	Our Current Report on Form 8-K, filed with the SEC on February 18, 2004, as amended by Amendment No. 1 to our Current Report on Form 8-K/A, filed with the SEC on February 19, 2004.

•	The description of our common stock is contained in our Registration Statement on Form 10, filed on December 29, 1981, and Amendment No. 1 to such Registration Statement, filed on December 24, 1984.

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     All documents subsequently filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 8. EXHIBITS.

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of HEI, Inc. (1)
4.2	Amended and Restated By-Laws of HEI, Inc. (1)
4.3	HEI, Inc. 1998 Stock Option Plan adopted November 18, 1998. (2)
4.4	Amendment No. 2 to HEI, Inc. 1998 Stock Option Plan adopted February 11, 2004. *
5.1	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.*
23.1	Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (included in Exhibit 5.1). *
23.2	Consent of KPMG LLP.*

Notes to Exhibits

*	Filed herewith.

(1)	Filed as an exhibit to the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on January 23, 2003, and incorporated into this Registration Statement by reference.

(2)	Filed as an exhibit to the Annual Report on Form 10-KSB for the fiscal year ended August 31, 1998, and incorporated into this Registration Statement by reference.

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SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Victoria, State of Minnesota, on March 9, 2004.

HEI, Inc.
/s/ Mack V. Traynor, III
By:	Mack V. Traynor, III
Its:	Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 9th day of March, 2004, by the following persons in the capacities indicated:

By	/s/ Mack V. Traynor, III

Mack V. Traynor, III
Chief Executive Officer, President and Director
(Principal Executive Officer)

By	/s/ Douglas J. Nesbit

Douglas J. Nesbit.
Chief Financial Officer, Treasurer and
Secretary
(Principal Financial and Accounting Officer)

By	/s/ Dennis J. Leisz

Dennis J. Leisz
Chairman of the Board and Director

By

Anthony J. Fant
Director

By	/s/ Timothy F. Floeder

Timothy F. Floeder
Director

By	/s/ Michael J. Evers

Michael J. Evers
Director

By	/s/ George M. Heenan

George M. Heenan
Director

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of HEI, Inc. (1)
4.2	Amended and Restated By-Laws of HEI, Inc. (1)
4.3	HEI, Inc. 1998 Stock Option Plan adopted November 18, 1998. (2)
4.4	Amendment No. 2 to HEI, Inc. 1998 Stock Option Plan adopted February 11, 2004. *
5.1	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.*
23.1	Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.
(included in Exhibit 5.1). *
23.2	Consent of KPMG LLP.*

Notes to Exhibits

*	Filed herewith.

(1)	Filed as an exhibit to the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on January 23, 2003, and incorporated into this Registration Statement by reference.

(2)	Filed as an exhibit to the Annual Report on Form 10-KSB for the fiscal year ended August 31, 1998, and incorporated into this Registration Statement by reference.